Exhibit 99.1

Vapotherm Announces Amendment to Debt Agreement

•	2023 Revenue Covenant tied to percentage of Company’s annual operating plan and substantially waived if Company raises $15 million of new funding

•	Liquidity Covenant reduced to $5 Million

•	Option to pay a portion of loan interest “in kind” to provide additional flexibility

EXETER, New Hampshire, November 22, 2022 / Business Wire / — Vapotherm, Inc. (NYSE: VAPO), (“Vapotherm” or the “Company”), a global medical technology company focused on the development and commercialization of its proprietary Vapotherm high velocity therapy® products, which are used to treat patients of all ages suffering from respiratory distress, today announced that, on November 22, 2022, the Company entered into Amendment No. 3 to its Loan and Security Agreement (the “Third Amendment,” with SLR Investment Corp. (“SLR”), as Collateral Agent, and the lenders party thereto.

“We appreciate SLR’s continued confidence in the strength of our business as we continue our drive towards profitability and growth,” said Joseph Army, President and CEO. “This amendment will provide additional balance sheet flexibility, allow us to be patient as we consider the need for additional capital, and ease concerns about our ability to meet our loan covenants.”

Third Amendment to the Loan and Security Agreement

In February 2022, the Company entered into its Loan and Security Agreement (the “Loan and Security Agreement”), which provided the Company with a term A loan facility (the “Term A Loan Facility”) of $100 million, funded at closing, and a term B loan facility of $25 million (the “Term B Loan Facility”), available in 2023 upon the achievement of a revenue milestone. The Loan and Security Agreement matures on February 1, 2027 (the “Maturity Date”).

In October 2022, the Company amended its Loan and Security Agreement. The Second Amendment included the modification of the Company’s minimum revenue covenant for the remainder of 2022, the addition of a minimum liquidity covenant equal to $20 million, the Replacement of LIBOR with the Secured Overnight Financing Rate, an increase of the exit fee from 6.95% to 7.45% of the aggregate principal amount of the Amended Loan and Security Agreement, which is payable at the earliest of (i) the Maturity Date, and (ii) Prepayment of the Amended Loan and Security Agreement, elimination of the Term B Loan Facility and its related facility fee equal to $225,000, and a reset of the exercise price of warrants to purchase 107,373 shares of the Company’s common stock issued to the lenders on February 18, 2022 in connection with the Term A Loan Facility funding to a new exercise price of $1.63 per share.

On November 22, 2022 (the “Effective Date”), the Company entered into the Third Amendment, which includes:

•	A reduction in the Company’s minimum liquidity covenant to $5 million from $20 million;

•	A modification of the Company’s minimum revenue covenant for 2023;

•

The introduction of, at the Borrower’s option and subject to a monthly election by the 20th of the month prior to each payment date on the 1st of each month, the ability to PIK monthly interest (the “PIK Amount”) in an amount equal to up to 8%, in increments of 1.00%, for 2023 only (PIK option to extend through 2024 at the sole discretion of SLR);

•	In conjunction with the introduction of the PIK, a PIK Fee equal to 10% of the PIK Amount, and payable upon the earlier of (a) any Prepayment Date and (b) the Maturity Date;

•

In conjunction with the introduction of the PIK, additional Warrants equal to 5% of each PIK Amount (5% times the PIK Amount divided by the exercise price), with the Strike Price equal to the lower of the Borrower’s closing stock price for (a) the 10-day trailing average closing price ending on the day before the PIK date and (b) the day before the PIK date, and;

•

A reset of the exercise price of outstanding warrants to purchase 107,373 shares of the Company’s common stock issued to the lenders on February 18, 2022 in connection with the Term A Loan Facility funding to the lower of (a) the 10-day trailing average closing price of the day before the Amendment Closing Date and (b) the day before Amendment Closing Date.

Website Information

Vapotherm routinely posts important information for investors on the Investor Relations section of its website, http://investors.vapotherm.com/. Vapotherm intends to use this website as a means of disclosing material, non-public information and for complying with Vapotherm’s disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of Vapotherm’s website, in addition to following Vapotherm’s press releases, Securities and Exchange Commission filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, Vapotherm’s website is not incorporated by reference into, and is not a part of, this document.

About Vapotherm

Vapotherm, Inc. (NYSE: VAPO) is a publicly traded developer and manufacturer of advanced respiratory technology based in Exeter, New Hampshire, USA. The Company develops innovative, comfortable, non-invasive technologies for respiratory support of patients with chronic or acute breathing disorders. Over 3.6 million patients have been treated with the use of Vapotherm high velocity therapy® systems. For more information, visit www.vapotherm.com.

Vapotherm high velocity therapy is mask-free noninvasive ventilatory support and is a front-line tool for relieving respiratory distress—including hypercapnia, hypoxemia, and dyspnea. It allows for the fast, safe treatment of undifferentiated respiratory distress with one tool. The Precision Flow system’s mask-free interface delivers optimally conditioned breathing gases, making it comfortable for patients and reducing the risks and care complexities associated with mask therapies. While being treated, patients can talk, eat, drink and take oral medication.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including statements about the strength of the Company’s business, its profitability, its growth, the Company’s ability to add flexibility to its balance sheet, its ability to raise additional capital, and the Company’s ability to meet its loan covenants In some cases, you can identify forward-looking statements by terms such as ‘‘expect,’’ “continue,” “plan,” “intend,” “will,” “outlook,” “guidance,” or “typically,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words, and the use of future dates. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include, but are not limited to the following: Vapotherm has incurred losses in the past and may be unable to achieve or sustain profitability in the future or achieve its 2022 financial guidance; risks associated with the move of its manufacturing operations to Mexico; Vapotherm’s ability to raise additional capital to fund its existing commercial operations, develop and commercialize new products, and expand its operations; Vapotherm’s ability to comply with its $20 million minimum cash covenant, execute on its path-to-profitability initiative, convert $20 million of excess inventory into cash, fund its business through 2023 and get it to Adjusted EBITDA positive in the fourth quarter of 2023; Vapotherm’s dependence on sales generated from its Precision Flow systems, competition from multi-national corporations who have significantly greater resources than Vapotherm and are more established in the respiratory market; the ability for Precision Flow systems to gain increased market acceptance; Vapotherm’s inexperience directly marketing and selling its products; the potential loss of one or more suppliers and dependence on its new third party manufacturer; Vapotherm’s susceptibility to seasonal fluctuations; Vapotherm’s failure to comply with applicable United States and foreign regulatory requirements; the failure to obtain U.S. Food and Drug Administration or other regulatory authorization to market and sell future products or its inability to secure, maintain or enforce patent or other intellectual property protection for its products; the impact of the COVID-19 pandemic on its business, including its supply chain, and the other risks and uncertainties included under the heading “Risk Factors” in Vapotherm’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission on February 24, 2022 and Vapotherm’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 as filed with the Securities and Exchange Commission on November 2, 2022, and in any subsequent filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release reflect Vapotherm’s views as of the date hereof, and Vapotherm does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

SOURCE: Vapotherm, Inc.

Investor Relations Contacts:

Mark Klausner or Mike Vallie, Westwicke, an ICR Company, ir@vtherm.com, +1 (603) 658-0011